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                                                                Exhibit 99.18(c)

                            LIMITED POWER OF ATTORNEY

     I, Stephen M. Batza, Director and Chief Operating Officer of Liberty Life-Individual, Liberty Life Assurance Company of Boston, a corporation duly organized under the laws of the Commonwealth of Massachusetts, do hereby appoint Edmund F. Kelly, Dexter R. Legg and William J. O'Connell, and each of them singly, my true and lawful attorneys, with full power to them and each of them to sign for me and in my name as Director of this Company all documents required for registration of a security under the Securities Act of 1933, as amended, all documents required for registration of an investment company under the Investment Company Act of 1940, as amended, and all other documents required to be filed with the Securities and Exchange Commission under those two Acts and the Act regulations.

Date:  January 14, 2005


/s/ Vivian Laney                                    /s/ Stephen M. Batza
--------------------                                ----------------------
Signature of Witness                                Signature of Mr. Batza